Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP
2475 HANOVER STREET PALO ALTO, CA 94304 (650) 251-5000

FACSIMILE (650) 251-5002
DIRECT DIAL NUMBER		E-MAIL ADDRESS

December 12, 2014

CBRE Group, Inc.

CBRE Services, Inc.

400 South Hope Street, 25th Floor

Los Angeles, CA 90071

Ladies and Gentlemen:

We have acted as counsel to CBRE Group, Inc., a Delaware corporation (“Parent”), CBRE Services, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”) in connection with the Registration Statement on Form S-3 (File No. 333-178800) (as amended by Post-Effective Amendment No. 2 thereto, the “Registration Statement”), including the prospectus constituting a part thereof dated December 29, 2011, and the prospectus supplement dated December 9, 2014 to such prospectus (together, the “Prospectus”) filed by Parent, the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $125,000,000 aggregate principal amount of 5.25% Senior Notes due 2025 (the “Securities”) and the issuance by Parent and the Subsidiary Guarantors of guarantees (the “Guarantees”) with respect to the Securities. The Securities and the Guarantees will be issued under an indenture, dated as of March 14, 2013 (the “Base Indenture”), among Parent, the

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Company, certain of the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture thereto, dated as of September 26, 2014 (the “Second Supplemental Indenture”), among Parent, the Company, the Subsidiary Guarantors and the Trustee and the Third Supplemental Indenture thereto, dated as of December 12, 2014 (the “Third Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), among Parent, the Company, the Subsidiary Guarantors and the Trustee. The Securities represent a further issuance of the Company’s 5.25% Senior Notes due 2025 originally issued in an aggregate principal amount of $300,000,000 on September 26, 2014.

We have examined the Registration Statement, the Indenture, the form of Note and the Underwriting Agreement, dated December 9, 2014 (the “Underwriting Agreement”), among Parent, the Company, the Subsidiary Guarantors and the underwriter named therein. In addition, we have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of Parent, the Company and the Subsidiary Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

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We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

In rendering the opinions set forth below, we have assumed that (1) CB/TCC Global Holdings Limited (the “English Guarantor”) is validly existing and in good standing under the laws of England and Wales; (2) the English Guarantor has duly authorized, executed and delivered or issued, as applicable, the Underwriting Agreement, the Indenture and its Guarantee in accordance with its constitutive documents and the laws of England and Wales; (3) the execution, delivery and performance by the English Guarantor of the Underwriting Agreement, the Indenture and its Guarantee do not violate the laws of England and Wales or any other jurisdiction (except that no such assumption is made with respect to the federal law of the United States or the law of the State of New York); and (4) the execution, delivery and performance by the English Guarantor of the Underwriting Agreement, the Indenture and its Guarantee do not constitute a breach or violation of any agreement or instrument that is binding upon the English Guarantor or its constitutive documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. Upon the due execution, authentication, issuance and delivery of the Securities in accordance with the Indenture, and upon payment of the consideration therefor provided for in the Underwriting Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. Upon the due execution, authentication, issuance and delivery of the Securities underlying the Guarantees, and upon payment of the consideration therefor provided for in the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of Parent and the Subsidiary Guarantors enforceable against Parent and the Subsidiary Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting

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creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We have relied upon, insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of (i) the State of Texas, the opinion of Winstead PC, counsel to CBRE Capital Markets, Inc. and CBRE Capital Markets of Texas, LP, (ii) the State of Wisconsin, the opinion of Quarles & Brady LLP, counsel to The Polacheck Company, Inc., and (iii) the State of Nevada, the opinion of Dickinson Wright PLLC, counsel to CBRE/LJM-Nevada, Inc., in each case, dated the date hereof and filed as an exhibit to a Current Report on Form 8-K of Parent filed with the Commission.

We do not express any opinion herein concerning any law other than (i) the federal law of the United States, (ii) the California General Corporation Law, (iii) the Delaware General Corporation Law, (iv) the Delaware Limited Liability Company Act, (v) the law of the State of New York, and (vi) to the extent set forth herein, the laws of the State of Texas, the State of Wisconsin and the State of Nevada.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K of Parent filed with the Commission and the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Subsidiary Guarantors

Name of Subsidiary Guarantor	Jurisdiction of Formation
1. CBRE, Inc.	Delaware
2. CBRE Partner, Inc.	Delaware
3. CBRE Clarion CRA Holdings, Inc.	Delaware
4. CBRE Clarion REI Holding, Inc.	Delaware
5. CBRE Global Investors, Inc.	California
6. CBRE Global Investors, LLC	Delaware
7. CB/TCC Global Holdings Limited	United Kingdom
8. CB/TCC Holdings LLC	Delaware
9. CB/TCC, LLC	Delaware
10. CBRE Capital Markets of Texas, LP	Texas
11. CBRE Capital Markets, Inc.	Texas
12. CBRE Government Services, LLC	Delaware
13. CBRE Business Lending, Inc.	Delaware
14. CBRE Technical Services, LLC	Delaware
15. CBRE/LJM Mortgage Company, L.L.C.	Delaware
16. Insignia/ESG Capital Corporation	Delaware
17. The Polacheck Company, Inc.	Wisconsin
18. Trammell Crow Company, LLC	Delaware
19. Trammell Crow Development & Investment, Inc.	Delaware
20. CBRE Consulting, Inc.	California
21. CBRE/LJM - Nevada, Inc.	Nevada